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                                 Exhibit 10.55

                             FIRST AMENDMENT TO THE

                          PINNACLE ENTERTAINMENT, INC.

                         (FORMERLY HOLLYWOOD PARK, INC)

                      EXECUTIVE DEFERRED COMPENSATION PLAN


     Pinnacle Entertainment, Inc., a Delaware corporation formerly known as Hollywood Park, Inc. (the "Company"), hereby amends the Hollywood Park, Inc. Executive Deferred Compensation Plan (the "Plan"), with reference to the following facts:

     A. The Company maintains the Plan to provide benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.

     B. By Section 12.2 of the Plan, the Company has reserved the right to amend the Plan.

     C. It is possible that, if a Change in Control (as defined in the Plan) occurs, certain individuals who are Participants in the Plan will become entitled to receive, under the terms of the agreements pursuant to which such Change in Control is consummated, cash payments in consideration of the cancellation of stock options which they hold in the Company (the "Option Cancellation Payments").

     D. The Company wishes to amend the Plan to give Participants the opportunity to defer the Option Cancellation Payments in the event a Change in Control occurs, and to make certain other changes in the Plan.

     E. As of the date of this First Amendment, neither the Company nor its shareholders have entered into any commitment to consummate a Change in Control.

     NOW, THEREFORE, the Plan is hereby amended, effective as of March 15, 2000, as follows:

     1. The name of the Plan is hereby changed to the "Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan." All references in the Plan to "Hollywood Park, Inc." are hereby amended to references to "Pinnacle Entertainment, Inc."

     2. Section 1.13 of the Plan is hereby amended to provide in its entirety as follows:

     "1.13 Deferral Contribution" shall mean the aggregate amount of Base Annual Salary, Bonus or Option Cancellation Payments deferred by a Participant during a given Plan Year in accordance with the terms of the Plan
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     and the Participant's Election Form and "credited" to the Participant's
     Deferral Contribution Account. Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

     3. Section 1.17 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

     "Notwithstanding the foregoing, an Election Form shall be effective with respect to an Option Cancellation Payment upon a Change in Control if it is delivered to the Committee, in accordance with its rules and procedures and with the provisions of Section 3.6, before the satisfaction of the conditions to the closing of the Change in Control, and is accepted by the Committee."

     4. Section 1.39 is hereby added to the end of Article 1 of the Plan, to provide as follows:

     "1.39 'Option Cancellation Payment' means the cash payment which certain Participants will become entitled to receive on the closing of a Change in Control, under the terms of the agreements pursuant to which such Change in Control is consummated, in consideration of the cancellation of certain stock options they hold in the Company."

     5. Section 3.1(d) of the Plan is hereby amended to provide that the maximum percentage of Bonuses that may be deferred is 100%.

     6. The following sentence is hereby added to the end of Section 3.4(a) of the Plan:

     "If any taxes, including but not limited to, FICA and other employment taxes with respect to the Deferral Contribution Account, are required to be withheld before the time of payment, the Company may withhold such amounts for other compensation paid to the Participant."

     7. Section 3.6 is hereby added to the end of Article 3 of the Plan, to provide as follows:

     "3.6  Deferral of Option Cancellation Payments.  A Participant who would
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     otherwise receive an Option Cancellation Payment may elect to defer any portion of such Option Cancellation Payment by delivering to the Committee a completed and signed Election Form, which Election Form (a) may be separate from any Election Form completed, signed, and delivered to the Committee by such Participant with respect to the Plan Year in which Option Cancellation Payment would otherwise be paid to the Participant, (b) must be delivered to the Committee, in accordance with its rules and procedures, before the satisfaction of the conditions to the closing of the Change in Control that gives rise to the Option Cancellation Payment, and (c) must be accepted by the Committee for a valid election to exist. If a Participant completes, signs, and timely delivers an Election Form to the Committee with

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     respect to all or a portion of such Participant's Option Cancellation
     Payment, and such Election Form is accepted by the Committee, the portion (or all) of the Option Cancellation Payment shall be withheld at the time the Option Cancellation Payment is or otherwise would be paid to the Participant. Option Cancellation Payments so withheld shall be credited to the Participant's Deferral Contribution Account."

     8. Section 6.2 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

     "Notwithstanding the foregoing, if a Participant's Termination of Employment occurs within eighteen (18) months after the occurrence of a Change in Control, the Participant's Termination Benefit shall be paid in the form of one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date."

     9. Section 7.2 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

     "Notwithstanding the foregoing, if a Participant's Retirement occurs within eighteen (18) months after the occurrence of a Change in Control, the Participant's Retirement Benefit shall be paid in the form of one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date."

     10. Section 8.2 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

     "Notwithstanding the foregoing, if a Participant's death during employment occurs within eighteen (18) months after the occurrence of a Change in Control, the Participant's pre-retirement death benefit shall be paid in the form of one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date."

     11. Section 9.2 of the Plan is hereby amended by the addition of the following sentence to the end thereof:

     "Notwithstanding the foregoing, if a Participant's Disability occurs within eighteen (18) months after the occurrence of a Change in Control, the Participant's Disability Benefit shall be paid in the form of one lump sum not later than thirty (30) days after the Participant's Benefit Distribution Date."

     12.   Section 10.2 of the Plan is hereby deleted.

     13. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to be in full force and effect.

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     IN WITNESS WHEREOF, the Company has executed this First Amendment to be effective as of March 15, 2000.

                              PINNACLE ENTERTAINMENT, INC.


                              By: /s/ Loren S. Ostrow
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